UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2011

Apco Oil and Gas International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-08933	980199453
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, 35th Floor, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918/573-2164

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On February 16, 2011, The Williams Companies, Inc. ("Williams") issued a press release announcing that its Board of Directors has approved pursuing a plan to separate Williams’ businesses into two separate publicly traded corporations. The plan calls for a separation of Williams exploration and production business through an initial public offering in 2011 of up to 20 percent of a corporation holding that business ("New E&P") and, in 2012, a spin-off to Williams’ shareholders of its remaining interest in New E&P. A wholly owned subsidiary of Williams currently owns approximately 69 percent of the outstanding ordinary shares of Apco Oil and Gas International Inc. ("Apco"). Williams’ press release indicated that New E&P would include Williams’ interest in Apco. A copy of Williams’ press release is furnished herewith and incorporated herein by reference.

The press release is being furnished pursuant to Item 7.01, Regulation FD Disclosure. The information furnished is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

Press release of Williams dated February 16, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apco Oil and Gas International Inc.

February 16, 2011	By:	William H. Gault

Name: William H. Gault
Title: Assistant Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Williams dated February 16, 2011.